Exhibit 10.8

[SECOND AMENDED AND RESTATED AESOP I
Operating Lease Loan Agreement]

SECOND AMENDED AND RESTATED
LOAN AGREEMENT

dated as of June 3, 2004

among

AESOP LEASING L.P.,
as Borrower,

PV HOLDING CORP.,
as a Permitted Nominee of the Borrower,

QUARTX FLEET MANAGEMENT, INC.,
as a Permitted Nominee of the Borrower,

and

CENDANT RENTAL CAR FUNDING (AESOP) LLC,
as Lender

(i)

(ii)

(iii)

EXHIBITS AND SCHEDULES

EXHIBIT A	COPY OF LOAN NOTE
EXHIBIT B-1	FORM OF LOAN REQUEST
EXHIBIT B-2	FORM OF LOAN REQUEST RESPONSE
EXHIBIT C	FORM OF PAYMENT DEFICIT NOTICE
SCHEDULE 8.11	LEGAL NAMES; RECORDS LOCATIONS, JURISDICTION ORGANIZATION

(iv)

SECOND AMENDED AND RESTATED
LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT, dated as of June 3, 2004 (the “Agreement”), is entered into among AESOP LEASING L.P., a Delaware limited partnership (“AESOP Leasing” or the “Borrower”), PV HOLDING CORP., a Delaware corporation (“PVHC”), as a Permitted Nominee of the Borrower, QUARTX FLEET MANAGEMENT, INC., a Delaware corporation (“Quartx”), as a Permitted Nominee of the Borrower, and CENDANT RENTAL CAR FUNDING (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), a Delaware limited liability company (“CRCF” or the “Lender”).

WITNESSETH:

WHEREAS, AESOP Leasing, Avis Rent A Car System, Inc. (“ARAC”), as lessee and as administrator, and Avis Group Holdings Inc. (“AGH”), as guarantor, are parties to an Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of September 15, 1998 (the “Prior AESOP I Operating Lease”), pursuant to which AESOP Leasing leased Program Vehicles and Non-Program Vehicles of one or more Manufacturers to ARAC, and AGH guaranteed certain obligations of ARAC as lessee thereunder;

WHEREAS, AESOP Leasing obtained financing for such Vehicles from the Lender pursuant to the Amended and Restated Loan Agreement (the “Prior AESOP I Loan Agreement”), dated as of September 15, 1998, among AESOP Leasing, PVHC, Quartx and the Lender;

WHEREAS, immediately prior to this Agreement becoming effective, ARAC and AGH each assigned all of its respective rights, interests and obligations under the Prior AESOP I Operating Lease to Cendant Car Rental Group, Inc. (“CCRG”), pursuant to an Assignment and Assumption Agreement, dated as of the date hereof, among ARAC, AGH and CCRG;

WHEREAS, simultaneously with this Agreement becoming effective, AESOP Leasing, as lessor, and CCRG, as lessee and as administrator, intend to amend and restate the Prior AESOP I Operating Lease in order to remove the guaranty and amend certain other provisions;

WHEREAS, AESOP Leasing now wishes to amend and restate the Prior AESOP I Loan Agreement in order to amend certain provisions thereto;

WHEREAS, the Lender is willing to enter into this Agreement and to continue to make Loans to AESOP Leasing on the terms and conditions set forth herein;

WHEREAS, the Lender will utilize the proceeds of one or more Series of Notes issued from time to time pursuant to the Indenture to make Loans to (i) AESOP Leasing hereunder, (ii) AESOP Leasing under the AESOP I Finance Lease Loan Agreement and (iii) AESOP Leasing II under the AESOP II Loan Agreement, in each case to the extent Vehicles eligible to be financed hereunder and thereunder are available for financing and, in certain other circumstances, to pay amortizing Notes. In addition, the Lender will utilize the proceeds of certain capital contributions from time to time to make Loans to AESOP Leasing hereunder to the extent Vehicles eligible to be financed hereunder are available for financing and, in certain other circumstances, to pay amortizing Notes. In connection with the foregoing, the Lender has assigned its rights hereunder and under the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement to the Trustee to secure the Lender’s obligations to the Secured Parties; and

WHEREAS, except as expressly provided herein otherwise with respect to the proceeds of the Relinquished Vehicles and related Relinquished Vehicle Property, and with respect to Excluded Payments or any guaranty thereof, the Loans made to AESOP Leasing hereunder will be secured by all of the right, title and interest of AESOP Leasing, PVHC and Quartx in and to (a) the Vehicles leased under the AESOP I Operating Lease, (b) the security interests in certain collateral granted to AESOP Leasing by the Lessee pursuant to the AESOP I Operating Lease, (c) the Manufacturer Programs as they relate to such Vehicles that are Program Vehicles, (d) all monies due arising from the sale of such Vehicles that are Non-Program Vehicles, (e) all payments under insurance policies or warranties relating to such Vehicles, (f) each Sublease (as defined in the AESOP I Operating Lease) and all payments due from the Permitted Sublessee under each such Sublease, (e) all payments due from the Lessee under the AESOP I Operating Lease and (g) all proceeds of the foregoing;

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree to amend and restate the Prior AESOP I Loan Agreement as follows:

SECTION 1. CERTAIN DEFINITIONS.

SECTION 1.1. Certain Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached as Schedule I to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Base Indenture”), between CRCF, as issuer, and The Bank of New York, as trustee (the “Trustee”), as amended or modified from time to time in accordance with the terms of the Base Indenture (the “Definitions List”).

SECTION 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement, in accordance with GAAP applied on a consistent basis. When used herein, the term “financial statement” shall include the notes and schedules thereto.

SECTION 1.3. Cross References; Headings. The words “hereof”, “herein” and “hereunder” and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and

Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

SECTION 1.4. Interpretation. In this Agreement, unless the context otherwise requires:

(i)     the singular includes the plural and vice versa;

(ii)     reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iii)     reference to any gender includes the other gender;

(iv)     reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(v)     “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(vi)     with respect to the determination of any period of time, “from” means “from and including” and “to” and “until” means “to but excluding”.

SECTION 2. LOAN COMMITMENT OF THE LENDER.

SECTION 2.1. Loan Commitment. Subject to the terms and conditions of this Agreement, including Section 12.2, and further subject to the availability of funds to the Lender pursuant to the Indenture, the Lender agrees to make loans hereunder (the “Loans”) to AESOP Leasing from time to time on or after the Initial Closing Date and prior to the Loan Commitment Termination Date; provided that on any one date the Loan Principal Amount of all Loans made hereunder to AESOP Leasing shall not exceed the AESOP I Operating Lease Loan Agreement Borrowing Base. The foregoing commitment of the Lender is called the “Loan Commitment”.

SECTION 2.2. Certain Waivers. AESOP Leasing waives presentment, demand for payment, notice of dishonor and protest, notice of the creation of any of its Liabilities and all other notices whatsoever to AESOP Leasing with respect to such Liabilities except notices required under Section 12.1. The obligations of AESOP Leasing under this Agreement and the Loan Note shall not be affected by (i) the failure of the Trustee or the Lender or the holder of the Loan Note or any of AESOP Leasing’s Liabilities to assert any claim or demand or to exercise or enforce any right, power or remedy against AESOP Leasing or the AESOP I Operating Lease Loan Collateral or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of AESOP Leasing’s Liabilities or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including the AESOP I Operating

Lease Loan Collateral) securing payment and performance of any of AESOP Leasing’s Liabilities or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, and (iv) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of AESOP Leasing.

SECTION 2.3. Conditions. The making of each Loan hereunder is subject to the satisfaction of the applicable conditions set forth in Section 11.

SECTION 2.4. Use of Proceeds. AESOP Leasing shall apply the funds received by it pursuant to Section 2.1 hereof solely to finance the purchase of Eligible Vehicles that it will lease to CCRG pursuant to the AESOP I Operating Lease, which Eligible Vehicles will be used by CCRG in its daily vehicle rental business or subleased to Permitted Sublessees pursuant to Subleases for use in their respective daily vehicle rental businesses.

SECTION 3. LOAN NOTE; LOAN PROCEDURE; RECORDKEEPING.

SECTION 3.1. Loan Note. The Loans made hereunder shall be evidenced by the promissory note issued by AESOP Leasing pursuant to the original AESOP I Loan Agreement, dated as of July 30, 1997, among AESOP Leasing, PVHC and the Lender (herein, as from time to time supplemented, extended or replaced, the “Loan Note”), a copy of which is attached as Exhibit A hereto, dated as of the Initial Closing Date, payable to the order of the Lender and assigned to the Trustee pursuant to the Indenture. On the date hereof, the Loans have an outstanding balance of $5,876,480,042.

SECTION 3.2. Loan Procedure. AESOP Leasing shall deliver a Loan Request to the Lender no later than 4:00 p.m., New York City time, on a day that is not less than one (1), nor more than five (5), Business Days prior to the proposed Borrowing Date (which shall be a Business Day). Each Loan Request shall be irrevocable, and shall specify (i) the principal amount of the proposed Loan, (ii) the Borrowing Date of the proposed Loan, (iii) a summary of the Vehicles being financed (including for Program Vehicles subject to the GM Repurchase Program, the Designated Period for each such Program Vehicle), (iv) whether each Vehicle is a Program Vehicle or a Non-Program Vehicle, (v) the VIN for each Vehicle to be financed, and (vi) the total Capitalized Cost thereof as of the Borrowing Date. The aggregate requested borrowings hereunder on any Business Day shall be for an initial aggregate principal amount that, together with the Loan Principal Amount of Loans outstanding hereunder and under the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement on such date, shall not exceed the principal amount of Notes outstanding on such date. On the terms and subject to the conditions of this Agreement, on or before 2:00 p.m., New York City time, on the Borrowing Date specified in the Loan Request, the Lender shall transfer same day or immediately available funds to AESOP Leasing’s account specified in such Loan Request (including, without limitation, any such specified account maintained on behalf of AESOP Leasing) in the amount specified in such Loan Request; provided that any funds to be utilized in the purchase of Vehicles under an LKE Program shall be transferred by the Lender to the Joint Disbursement Account. Each Loan Request made pursuant to this Section 3.2 shall constitute AESOP Leasing’s representation and warranty that all of the applicable conditions contained in Section 11 will, after giving effect to such Loan, be satisfied.

SECTION 3.3. Recordkeeping. The Lender shall record in its records, or at its option on the schedule attached to the Loan Note, the date and principal amount of each Loan made hereunder, each repayment thereof, and the other information provided for thereon. The aggregate unpaid Loan Principal Amount so recorded shall be rebuttable presumptive evidence of the Loan Principal Amount owing and unpaid on the Loan Note. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of AESOP Leasing hereunder or under the Loan Note to repay the Loan Principal Amount, together with all Loan Interest accruing thereon.

SECTION 4. INTEREST.

SECTION 4.1. Interest Rate on Loans. AESOP Leasing hereby promises to pay interest on the unpaid principal amount of each Loan made to it hereunder (the “Loan Interest”), for each Loan Interest Period commencing on the date such Loan is made to AESOP Leasing until such Loan is paid in full, at a rate not less than the Lender’s Carrying Cost Interest Rate for the applicable Loan Interest Period. The applicable rate of Loan Interest on each Loan shall be specified in a Loan Request Response provided by the Lender to AESOP Leasing on the date a Loan Request is delivered; provided that if the Lender’s Carrying Cost Interest Rate for the applicable Loan Interest Period is higher than the rate of Loan Interest specified in the Loan Request Response, Loan Interest payable shall be determined using the higher rate.

SECTION 4.2. Supplemental Interest. AESOP Leasing agrees to pay to the Lender, as an additional interest payment, an amount equal to the product of (A) the applicable Loan Agreement’s Share as of the beginning of each Loan Interest Period and (B) an amount equal to (i) the Supplemental Carrying Charges for such Loan Interest Period, minus (ii) any accrued earnings on Permitted Investments in the Collection Account which earnings are available for distribution on the last Business Day of such Loan Interest Period (the product of the amounts described in clauses (A) and (B) above, “Supplemental Interest”).

SECTION 4.3. Loan Interest Payment Dates. Accrued Loan Interest on each Loan made hereunder shall be payable on each Payment Date (with respect to the related Loan Interest Period), upon any prepayment and at maturity, commencing with the first of such dates to occur after the date such Loan is made. After maturity (whether by acceleration or otherwise), all accrued Loan Interest and Supplemental Interest on all Loans made hereunder shall be payable on demand. Supplemental Interest in respect of each Loan Interest Period shall be payable on each Payment Date and upon any prepayment and at maturity. All calculations of Loan Interest and Supplemental Interest shall be based on a 360-day year and the actual number of days elapsed in the related Loan Interest Period.

SECTION 4.4. Setting of Rates. The Lender’s Carrying Cost Interest Rate and Supplemental Carrying Charges used hereunder to compute Loan Interest due on each Loan made hereunder on each Payment Date and the Supplemental Interest due on each Payment Date shall be calculated from time to time by the Lender in accordance with this Agreement (and written notice thereof shall be provided to AESOP Leasing not later than ten (10) days prior to the applicable Payment Date). Such calculation shall be conclusive, absent demonstrable error.

SECTION 4.5. Carrying Charges. AESOP Leasing agrees to pay to the Lender on each Payment Date an amount equal to the product of (A) the applicable Loan Agreement’s Share as of such Payment Date and (B) all accrued and unpaid Carrying Charges that are accrued and unpaid as of each such Payment Date.

SECTION 5. REPAYMENT OF LOAN PRINCIPAL AMOUNT.

SECTION 5.1. Mandatory Repayment of Monthly Loan Principal Amount of Loans. On each Payment Date, AESOP Leasing shall pay to the Lender, as a repayment of the Loan Principal Amount, an amount equal to the product of (A) the applicable Loan Payment Allocation Percentage as of the beginning of the Related Month and (B) the excess of (I) over (II), where:

(I)     is an amount equal to, without duplication, (i) the accrued Depreciation Charges for the Related Month for all Vehicles (a) leased under the AESOP I Operating Lease at any time during the Related Month and/or (b) described in clauses (iii) or (iv) of this Section 5.1, plus (ii) all upfront incentive payments paid by Manufacturers during the Related Month in respect of purchases of Non-Program Vehicles leased under the AESOP I Operating Lease, plus (iii) the aggregate Termination Values (each as of the date on which such Vehicle becomes an Ineligible Vehicle, a Casualty or is sold, as applicable) of all the Vehicles leased under the AESOP I Operating Lease at any time during such Related Month that, without double counting, while so leased either became Ineligible Vehicles, suffered a Casualty or were sold by or on behalf of AESOP Leasing (including those Vehicles sold by the Intermediary under the terms of the Master Exchange Agreement) to any Person other than to a Manufacturer pursuant to a Manufacturer Program or to a third party pursuant to an auction conducted through a Guaranteed Depreciation Program, in each case, during the Related Month, plus (iv) the aggregate Termination Values, each as of the applicable Turnback Date, of all Program Vehicles leased under the AESOP I Operating Lease that while so leased were returned to a Manufacturer by AESOP Leasing or the Intermediary pursuant to a Manufacturer Program and with respect to which either (x) the Repurchase Price payable by such Manufacturer and/or the related auction dealers has been deposited in the Collection Account or a Joint Collection Account during the Related Month or (y) a Manufacturer Event of Default has occurred; and

(II)     is an amount equal to (i) any amounts deposited into the Collection Account or a Joint Collection Account, during the Related Month, representing (a) Repurchase Prices for repurchases of Program Vehicles (including Relinquished Vehicles) leased under the AESOP I Operating Lease at the applicable Turnback Date or (b) the sales proceeds (including amounts paid by a Manufacturer as a result of the sale of a Program Vehicle during the Related Month outside such Manufacturer’s Manufacturer Program but excluding amounts released to AESOP Leasing pursuant to the last sentence of Section 5.2(a) of the Base Indenture) for sales of Vehicles (including Relinquished Vehicles) leased under the AESOP I Operating Lease at the time of such sale to a third party other than (x) to a Manufacturer pursuant to a Repurchase Program or (y) through an auction dealer pursuant to a Guaranteed Depreciation Program plus (ii) any amounts received in the Related Month and applied to the Loan Principal Amount pursuant to Section 6.3 (the product of the amounts described in clauses (A) and (B) above, the “Monthly Loan Principal Amount”).

Unless otherwise required to be paid sooner pursuant to the terms of this Agreement, the entire unpaid Loan Principal Amount of the Loans made hereunder shall be payable on the last occurring Series Termination Date with respect to the Notes. All Loans made hereunder shall be due on the maturity date therefor, whether by acceleration or otherwise. Solely for determining the amounts payable under this Section 5.1, with respect to a Program Vehicle that became a Casualty during the Related Month as a result of such Program Vehicle being held beyond the stated expiration date of the applicable Repurchase Period and not being redesignated as a Non-Program Vehicle, such Vehicle will be deemed to have become a Casualty upon such expiration date.

SECTION 5.2. Voluntary Prepayments of Loan Principal Amount. AESOP Leasing may from time to time prepay the principal amount with respect to any Loans made hereunder, in whole or in part, on any date; provided that, except for any prepayment made pursuant to Section 6.3 hereof or any payment made to comply with Section 10.13 hereof, AESOP Leasing shall give the Lender and the Trustee not less than one (1) Business Day’s prior notice of any such prepayment, specifying the date and amount of such prepayment, and, if AESOP Leasing is requesting a release of Vehicles from the Lien hereof pursuant to Section 7.3, the Vehicles to which such prepayment relates.

SECTION 6. MAKING OF PAYMENTS.

SECTION 6.1. Making of Payments. All payments of the Monthly Loan Principal Amount or Loan Interest hereunder, all prepayments of the Loan Principal Amount hereunder, and all payments of Supplemental Interest, Carrying Charges and of all other Liabilities shall be made by AESOP Leasing to, or for the account of, the Lender in immediately available Dollars, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the Collection Account (or such other account as the Lender may from time to time specify with the consent of the Trustee), not later than 11:00 a.m., New York City time, on the date due, and funds received after that hour shall be deemed to have been received by the Lender on the next following Business Day. The Lender hereby specifies that (i) all (A) payments with respect to Program Vehicles (including Relinquished Vehicles constituting Program Vehicles) leased under the AESOP I Operating Lease made by the Manufacturers and related auction dealers under the Manufacturer Programs, and (B) amounts representing the proceeds from sales of Vehicles (including any Relinquished Vehicles) leased under the AESOP I Operating Lease (including amounts paid by a Manufacturer as a result of the sale of such Vehicle outside such Manufacturer’s Manufacturer Program) to third parties (other than under any related Manufacturer Program) shall be deposited in the Collection Account or a Joint Collection Account (and, if deposited in a Joint Collection Account, shall be applied as provided in Section 4.2 of the Master Exchange Agreement) and (ii) all payments with respect to any other AESOP I Operating Lease Loan Collateral shall be deposited in the Collection Account; provided, however, that, subject to Section 5.2 of the Base Indenture, insurance proceeds and warranty payments with respect to Vehicles leased under the AESOP I Operating Lease will be deposited in the Collection Account only if an Amortization Event or a Potential Amortization Event shall have occurred and be continuing.

SECTION 6.2. Due Date Extension. If any (i) payment of the Monthly Loan Principal Amount or Loan Interest hereunder or (ii) prepayment of the Loan Principal Amount or Supplemental Interest with respect to any Loans made hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Loan Interest or Supplemental Interest, as applicable, shall accrue through such Business Day.

SECTION 6.3. Application of Sale Proceeds. AESOP Leasing agrees that an amount equal to the product of (A) the applicable Loan Payment Allocation Percentage as of the beginning of the Related Month and (B) the sum of (i) all payments made by the Manufacturers and related auction dealers under the Manufacturer Programs with respect to Vehicles (including Relinquished Vehicles) leased under the AESOP I Operating Lease, and (ii) proceeds from the sale to third parties of Vehicles (including Relinquished Vehicles) leased under the AESOP I Operating Lease (other than to the Manufacturer or pursuant to a Guaranteed Depreciation Program), in each case deposited in the Collection Account on any date, shall automatically be applied, upon the transfer thereof from a Joint Collection Account to the Collection Account or otherwise upon deposit thereof in the Collection Account, to prepay the Loan Principal Amount.

SECTION 6.4. Payment Deficits. At or before 11:30 a.m., New York City time, on each Payment Date, AESOP Leasing shall notify the Trustee and the related Enhancement Provider of the amount of the Lease Payment Deficit, if any, with respect to each Series of Notes issued pursuant to the Indenture, such notification to be in the form of Exhibit C.

SECTION 7. LOAN COLLATERAL SECURITY.

SECTION 7.1. Grant of Security Interest. (a) As security for the prompt and complete payment and performance of its Liabilities, each of AESOP Leasing, PVHC and Quartx hereby pledges, hypothecates, assigns, transfers and delivers to the Lender, and hereby grants to the Lender, a continuing, security interest in, all of the following, whether now owned or hereafter acquired:

(i)     all Vehicles leased under the AESOP I Operating Lease, and all Certificates of Title with respect thereto;

(ii)     all right, title and interest of each of AESOP Leasing, PVHC and Quartx in and to each Manufacturer Program, including any amendments thereof, and all monies due and to become due under or in connection with each such Manufacturer Program, in each case in respect of Vehicles leased under the AESOP I Operating Lease (other than Relinquished Property Proceeds), whether payable as Vehicle Repurchase Prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (but excluding all incentive payments payable in respect of purchases of Vehicles under the Manufacturer Programs) and all rights to compel performance and otherwise exercise remedies thereunder;

(iii)     all right, title and interest of each of AESOP Leasing, PVHC and Quartx in, to and under the AESOP I Operating Lease, the related Lessee Agreements (other than any right, title and interest of any of AESOP Leasing, PVHC and Quartx with respect to any Excluded Payments) and any other collateral (including the Sublease Collateral) pledged to AESOP Leasing to secure the Lessee’s obligations thereunder (the “Additional Lease Collateral”) including, without limitation, all monies due and to become due to any of AESOP Leasing, PVHC and Quartx from the Lessee, any Permitted Sublessee or any of their assigns under or in connection with the AESOP I Operating Lease, the related Lessee Agreements or any other agreements constituting part of the Additional Lease Collateral, whether payable as principal, interest, rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the AESOP I Operating Lease, the related Lessee Agreements or any other agreements constituting part of the Additional Lease Collateral or otherwise, and all rights, remedies, powers, privileges and claims of each of AESOP Leasing, PVHC and Quartx against any other party under or with respect to the AESOP I Operating Lease, the related Lessee Agreements or any other agreements constituting part of the Additional Lease Collateral (whether arising pursuant to the terms of the AESOP I Operating Lease, the related Lessee Agreements or any other agreements constituting part of the Additional Lease Collateral or otherwise available to AESOP Leasing, PVHC or Quartx at law or in equity), the right to enforce the AESOP I Operating Lease, the related Lessee Agreements and any other agreements constituting part of the Additional Lease Collateral as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the AESOP I Operating Lease, the related Lessee Agreements and any other agreements constituting part of the Additional Lease Collateral or the obligations of any party thereunder;

(iv)     all right, title and interest of each of AESOP Leasing, PVHC and Quartx in, to and under the Vehicle Title and Lienholder Nominee Agreements and the Administration Agreement, including any amendments thereof, and all monies due and to become due thereunder, in each case in respect of Vehicles leased under the AESOP I Operating Lease, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Vehicle Title and Lienholder Nominee Agreements and the Administration Agreement or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

(v)     all payments under insurance policies (whether or not the Lessor, the Lender or the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles leased under the AESOP I Operating Lease;

(vi)     all right, title and interest of each of AESOP Leasing, PVHC and Quartx in and to any proceeds from the sale of Vehicles leased under the AESOP I Operating Lease, including all monies due in respect of such Vehicles under the AESOP I Operating Lease, whether payable as the purchase price of such Vehicles, auction sales proceeds, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise (including all upfront incentive payments payable by Manufacturers in respect of purchases of

Non-Program Vehicles, but excluding the proceeds from the sale of Vehicles that are Relinquished Vehicles at the time of such sale);

(vii)     any assignment of a security interest in any Vehicle leased under the AESOP I Operating Lease granted to any of AESOP Leasing, PVHC and Quartx pursuant to the AESOP I Operating Lease or otherwise, and all Certificates of Title with respect to each such Vehicle;

(viii)     all right, title and interest of AESOP Leasing in, to and under the Master Exchange Agreement and the Escrow Agreement, including any amendments thereof, all monies due and to become due to AESOP Leasing thereunder, whether amounts payable to AESOP Leasing from the Joint Collection Accounts or any Exchange Account by the Intermediary or payable as damages for breach of the Master Exchange Agreement, the Escrow Agreement or otherwise, and all other property released or to be released by the Intermediary to AESOP Leasing thereunder and all rights to compel performance and otherwise exercise remedies thereunder; provided, however, that in the case of any property and funds held in the Joint Collection Accounts or any Exchange Account that constitute Relinquished Property Proceeds, such property shall not constitute part of the AESOP I Operating Lease Loan Collateral until such amounts are payable by the Intermediary to the Trustee pursuant to the Master Exchange Agreement or the Escrow Agreement in accordance with the terms thereof; and

(ix)     all products and Proceeds of all of the foregoing;

provided, however, that (A) the AESOP I Segregated Account shall not be subject to the grant of a security interest by each of AESOP Leasing, PVHC and Quartx pursuant to this Section 7.1(a) and shall not constitute part of the AESOP I Operating Lease Loan Collateral and (B) the property released from the security interest pursuant to Section 7.3 shall not constitute part of the AESOP I Operating Lease Loan Collateral. Upon the occurrence of an AESOP I Operating Lease Loan Agreement Event of Default, the Lender and the Trustee, as assignee, shall have all of the rights and remedies of a secured party, including without limitation, the rights and remedies granted under the UCC.

(b)     To secure the CRCF Obligations, each of AESOP Leasing, PVHC and Quartx hereby pledges, hypothecates, assigns, transfers and delivers to the Trustee, on behalf of the Secured Parties, and hereby grants to the Trustee, on behalf of the Secured Parties, a continuing, first-priority security interest in, all of the AESOP I Operating Lease Loan Collateral, whether now owned or hereafter acquired. Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default and subject to the provisions of the Related Documents, the Trustee shall have all of the rights and remedies with respect to the AESOP I Operating Lease Loan Collateral of a secured party, including, without limitation, the rights and remedies granted under the UCC.

SECTION 7.2. Certificates of Title. AESOP Leasing shall take, or shall cause to be taken, such action as shall be necessary to submit all of the Certificates of Title for Vehicles leased under the AESOP I Operating Lease (other than Certificates of Title with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma) to the appropriate state authority for notation of the Trustee’s lien thereon. The original Certificates of Title shall be held by (i) the Administrator, (ii) SGS Automotive Services, Inc. (formerly known as and successor in interest to Intermodal Transportation Services, Inc.), as agent to the Administrator, or (iii) any other titling service, acting as agent for the Administrator, that is approved in writing by the Required Noteholders of each Outstanding Series of Notes. The Administrator, or its agent, shall hold such titles as agent for AESOP Leasing, in trust for the benefit of the Lender and the Trustee.

SECTION 7.3. Release of AESOP I Operating Lease Loan Collateral. The Lender shall request the Trustee in writing to release its Lien on a Vehicle (including a Relinquished Vehicle) leased under the AESOP I Operating Lease and the Certificate of Title therefor upon the earliest of (i) in the case of a Program Vehicle or a Non-Program Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of a Program Vehicle or a Non-Program Vehicle subject to a Repurchase Program, the Turnback Date for such Vehicle, (ii) voluntary prepayment in full of the principal amount of the Loan to which such Vehicle relates in accordance with Section 5.2, as noted in records maintained by the Trustee, (iii) receipt of proceeds from an ordinary course sale of such Vehicle in an amount at least equal to the Termination Value of such Vehicle; provided, however, that if such an ordinary course sale occurs during the Repurchase Period with respect to a Program Vehicle, AESOP Leasing shall only sell or permit a sale of such Program Vehicle for a purchase price, together with any amounts payable by a Manufacturer as a result of or in connection with such sale, equal to or greater than the Repurchase Price that it would have received if it had turned back such Program Vehicle to the Manufacturer and (iv) receipt of proceeds from an ordinary course sale of a Vehicle subject to a Casualty in an amount at least equal to the Termination Value of such Vehicle. With respect to Vehicles leased under the AESOP I Operating Lease (including Relinquished Vehicles), from and after the earliest of (a) in the case of a Program Vehicle or a Non-Program Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of a Program Vehicle or a Non-Program Vehicle subject to a Repurchase Program, the Turnback Date for such Vehicle, (b) a prepayment of the principal amount of the Loan to which such Vehicle relates and (c) receipt of the purchase price for a Vehicle by AESOP Leasing, or by the Trustee on the Lender’s behalf, in the case of (b) and (c), in an amount at least equal to the Termination Value of such Vehicle, such Vehicle and such Certificate of Title shall be deemed to be released from the Lien of this Agreement, and the Lender and the Trustee shall execute such documents and instruments as AESOP Leasing may reasonably request (including a power of attorney of the Trustee appointing the Administrator to act as the agent of the Trustee in releasing the Lien of the Trustee on Vehicles turned back or sold pursuant to the provisions of this Section 7.3; which power of attorney shall be revocable by the Lender or the Trustee at any time following the occurrence of a Liquidation Event of Default), at AESOP Leasing’s expense, to evidence and/or accomplish such release.

SECTION 7.4. Change of Location or Name. So long as any of its Liabilities shall remain outstanding or the Lender shall continue to have any Loan Commitment, none of AESOP Leasing, PVHC or Quartx shall adopt or utilize a trade name or change (i) the location of its records concerning its business and financial affairs, (ii) its jurisdiction of organization or (iii) its legal name, identity or corporate structure in each case without first giving the Trustee and the Lender at least thirty (30) days’ advance written notice thereof and having taken any and all action required to maintain and preserve the first-priority perfected Lien of the Lender or the Trustee on the AESOP I Operating Lease Loan Collateral (except, as to perfection and priority, with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma) free and clear of any Lien whatsoever except for Permitted Liens; provided, however, that notwithstanding the foregoing, none of AESOP Leasing, PVHC or Quartx shall change the location of its records concerning its business and financial affairs or its jurisdiction of organization to any place outside the United States of America.

SECTION 7.5. Deliveries; Further Assurances. (a) Each of AESOP Leasing, PVHC and Quartx agrees that it will, at its sole expense, (i) immediately deliver or cause to be delivered to the Lender (or the Trustee on behalf of the Secured Parties), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the AESOP I Operating Lease Loan Collateral, other than the Certificates of Title which shall be delivered to the Lender or the Trustee, as applicable, after the occurrence of a Liquidation Event of Default, if such delivery is reasonably necessary or appropriate to perfect or protect the Lender’s (or the Trustee’s on behalf of the Secured Parties) security interest in such AESOP I Operating Lease Loan Collateral, and (ii) execute and deliver, or cause to be executed and delivered, to the Lender or the Trustee in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lender or the Trustee), such assignments, security agreements, mortgages, consents, waivers, financing statements and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Lender (or the Trustee) a valid perfected Lien on and security interest in all of the AESOP I Operating Lease Loan Collateral (except, as to perfection, with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma) now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens) to secure payment and performance of its Liabilities.

(b)     AESOP Leasing hereby authorizes each of the Lender and the Trustee to file (provided that the Trustee shall have no obligation to so file) financing or continuation statements, and amendments thereto and assignments thereof, under the UCC in order to perfect its interest in the AESOP I Operating Lease Loan Collateral.

SECTION 7.6. [RESERVED].

SECTION 7.7. [RESERVED].

SECTION 7.8. AESOP I Segregated Account. AESOP Leasing has established and shall maintain in its name an account entitled “AESOP Leasing L.P. Account” (the “AESOP I Segregated Account”). The AESOP I Segregated Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the AESOP I Segregated Account. If the AESOP I Segregated Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact AESOP Leasing shall establish a new AESOP I Segregated Account which complies with such sentence and transfer into the new AESOP I Segregated Account all amounts then on deposit in the non-qualifying AESOP I Segregated Account. The parties hereto acknowledge and agree that the monies held in the AESOP I Segregated Account from time to time (i) are property of AESOP Leasing, (ii) are not being pledged to secure any obligation to, or otherwise held in trust for, the Lender or any of the persons specified in this Section 7.8 and (iii) are available to satisfy the claims of creditors of AESOP Leasing generally; provided, however, that nothing contained herein shall affect the rights of the Lender to pursue all legal remedies available to it with respect to any amounts payable by AESOP Leasing hereunder.

SECTION 8. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Agreement and to make Loans hereunder, AESOP Leasing represents and warrants to the Lender as to itself, and each of PVHC and Quartx represents and warrants to the Lender as to itself, as of the date hereof, as of the date of each Loan made hereunder and as of each Series Closing Date that:

SECTION 8.1. Organization; Ownership; Power; Qualification. Each of AESOP Leasing, PVHC and Quartx (i) is a limited partnership or a corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

SECTION 8.2. Authorization; Enforceability. Each of AESOP Leasing, PVHC and Quartx has the power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of AESOP Leasing, PVHC and Quartx and is, and each of the other Related Documents to which any of AESOP Leasing, PVHC or Quartx is a party is, a legal, valid and binding obligation of such party enforceable in accordance with its terms.

SECTION 8.3. Compliance. The execution, delivery and performance by each of AESOP Leasing, PVHC and Quartx of this Agreement and each other Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, (ii) violate any applicable law with respect to AESOP Leasing, PVHC or Quartx, as the case may be, which violation could result in a material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof), (iii) conflict with, result in a breach of, or constitute a default under the certificate of limited partnership or limited partnership agreement of AESOP Leasing or under the certificate of incorporation, as amended, or by-laws of each of PVHC and Quartx, or under any indenture, agreement, or other instrument to which any of AESOP Leasing, PVHC or Quartx is a party or by which its properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any of AESOP Leasing, PVHC or Quartx except Permitted Liens.

SECTION 8.4. [RESERVED].

SECTION 8.5. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of any of AESOP Leasing, PVHC or Quartx, threatened against or affecting any of AESOP Leasing, PVHC or Quartx before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision that could materially adversely affect the financial position, results of operations, business, properties, performance or condition (financial or otherwise) of AESOP Leasing, PVHC or Quartx, as the case may be, or which in any manner draws into question the validity or enforceability of this Agreement or any other Related Document or the ability of any of AESOP Leasing, PVHC or Quartx to comply with any of the respective terms hereunder or thereunder.

SECTION 8.6. Liens. The AESOP I Operating Lease Loan Collateral is free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Lender or the Trustee. The Lender (or the Trustee on behalf of the Secured Parties) has obtained, as security for the Liabilities, a first-priority perfected Lien on all AESOP I Operating Lease Loan Collateral (except, with respect to perfection and priority, Vehicles titled in the states of Nebraska, Ohio and Oklahoma). All Vehicle Perfection and Documentation Requirements with respect to all Vehicles leased under the AESOP I Operating Lease on or after the date hereof have and will continue to be satisfied in accordance with the terms of this Agreement.

SECTION 8.7. Employee Benefit Plans. None of AESOP Leasing, PVHC or Quartx have established and maintain or contribute to any employee benefit plan that is covered by Title IV of ERISA, and none of AESOP Leasing, PVHC or Quartx will do so, so long as the Loan Commitment has not expired, or any amount is owing to the Lender hereunder.

SECTION 8.8. Investment Company Act. None of AESOP Leasing, PVHC or Quartx is or is controlled by an “investment company”, within the meaning of the Investment Company Act, and none of AESOP Leasing, PVHC or Quartx is subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Related Documents, and neither the entering into or performance by any of AESOP Leasing, PVHC or Quartx of this Agreement nor the issuance of the Loan Note violates any provision of the Investment Company Act.

SECTION 8.9. Regulations T, U and X. None of AESOP Leasing, PVHC or Quartx is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System). None of AESOP Leasing, PVHC or Quartx, any Affiliate of any of AESOP Leasing, PVHC or Quartx or any Person acting on its or their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Loan Note, the making or existence of the Loans or the use of proceeds of the Loans made hereunder to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

SECTION 8.10. Proceeds. The proceeds of the Loans made hereunder will be used solely to purchase or finance Eligible Vehicles that will be leased under the AESOP I Operating Lease.

SECTION 8.11. Legal Names; Record Locations; Jurisdiction of Organization. Schedule 8.11 lists each of the locations where AESOP Leasing, PVHC or Quartx maintains any records, and Schedule 8.11 also lists the legal name of each of AESOP Leasing, PVHC and Quartx and each of their respective jurisdictions of organization.

SECTION 8.12. Taxes. Each of AESOP Leasing, PVHC and Quartx has filed all tax returns which have been required to be filed by it (except where the requirement to file such return is subject to a valid extension), and has paid or provided adequate reserves for the payment of all taxes shown due on such returns or required to be paid as a condition to such extension, as well as all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are payable without penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the date hereof, to the best of AESOP Leasing’s, PVHC’s and Quartx’s knowledge, there is no unresolved claim by a taxing authority concerning AESOP Leasing’s, PVHC’s or Quartx’s tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

SECTION 8.13. Governmental Authorizations. Each of AESOP Leasing, PVHC and Quartx has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

SECTION 8.14. Compliance with Laws. Each of AESOP Leasing, PVHC and Quartx: (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation would have a material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

SECTION 8.15. Eligible Vehicles. Each Vehicle leased under the AESOP I Operating Lease was, on the date of purchase or financing thereof by AESOP Leasing, an Eligible Vehicle.

SECTION 8.16. Manufacturer Programs. No Manufacturer Event of Default has occurred and is continuing with respect to any Manufacturer of a Program Vehicle.

SECTION 8.17. Absence of Default. AESOP Leasing is in compliance with all of the provisions of its certificate of limited partnership and limited partnership agreement and each of PVHC and Quartx is in compliance with all provisions of its certificate of incorporation, as amended, and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an AESOP I Loan Event of Default or a Potential AESOP I Loan Event of Default or (ii) a default or event of default by any of AESOP Leasing, PVHC or Quartx under any indenture, agreement or other instrument, or any judgment, decree or final order to which any of AESOP Leasing, PVHC or Quartx is a party or by which any of AESOP Leasing, PVHC or Quartx or any of its properties may be bound or affected.

SECTION 8.18. No Security Interest; Title to Assets. (a) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the AESOP I Operating Lease Loan Collateral, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against the creditors of and purchasers from the Borrower. The AESOP I Operating Lease Loan Collateral constitutes “accounts,” “goods covered by certificates of title,” “chattel paper,” or “general intangibles” or the “proceeds” thereof within the meaning of the UCC. All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Manufacturer Programs to the Trustee, the notation on Certificates of Title for all Vehicles leased under the AESOP I Operating Lease (other than the Vehicles titled in the states of Nebraska, Ohio and Oklahoma) of the Trustee’s lien for the benefit of the Noteholders) to protect and perfect CRCF’s security interest in the AESOP I Operating Lease Loan Collateral and the Trustee’s security interest on behalf of the Secured Parties in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

(b)     The Borrower has caused the filing of all appropriate financing statements in the appropriate jurisdictions under the applicable law in order to perfect the security interest in the AESOP I Operating Lease Loan Collateral that constitute “accounts,” “chattel paper” and “general intangibles” under the UCC granted to the Trustee. The Borrower has caused each Certificate of Title for every Vehicle (other than Certificates of Title with respect to Vehicles titled in the States of Nebraska, Ohio and Oklahoma) to show the Trustee as the sole lienholder on such Certificate of Title. The Borrower has taken all steps necessary to perfect its security interest against the Lessee under the AESOP I Operating Lease, the related Lessee Agreements and any other agreements constituting part of the Additional Lease Collateral. The original copy of the AESOP I Operating Lease (Counterpart No. 1) has been delivered to the Trustee.

(c)     Each of AESOP Leasing, PVHC and Quartx has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens (except for Permitted Liens), claims or encumbrances. Except for financing statements or other filings with respect to or evidencing Permitted Liens, no financing statement under the UCC of any state, application for a Certificate of Title or certificate of ownership, or other filing which names any of AESOP Leasing, PVHC or Quartx as debtor or which covers or purports to cover any of the assets of any of AESOP Leasing, PVHC or Quartx is on file in any state or other jurisdiction, and none of AESOP Leasing, PVHC or Quartx has signed any such financing statement, application or instrument authorizing any secured party or creditor of such Person thereunder to file any such financing statement, application or filing other than with respect to Permitted Liens. No Person other than the Trustee has been named on any Certificate of Title for any Vehicle as the holder of any Lien on such Vehicle. The Borrower is not aware of any judgment or tax lien filings against the Borrower. The AESOP I Operating Lease has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

SECTION 8.19. Accuracy of Information. All data, certificates, reports, statements, opinions of counsel, documents and other information furnished to the Lender or the Trustee by or on behalf of any of AESOP Leasing, PVHC or Quartx pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, (i) be complete and correct in all material respects to the extent necessary to give the Lender or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact and (iii) not omit to state a material fact necessary in order to make the statements contained therein (in light of the circumstances in which they were made) not misleading, and the furnishing of the same to the Lender or the Trustee, as the case may be, shall constitute a representation and warranty by AESOP Leasing, PVHC or Quartx, as the case may be, made on the date the same are furnished to the Lender or the Trustee, as the case may be, to the effect specified in clauses (i), (ii) and (iii) above.

SECTION 9. AFFIRMATIVE COVENANTS. Until the expiration or termination of the Loan Commitment and thereafter until the Loan Note and all other Liabilities are paid in full, each of AESOP Leasing, PVHC and Quartx agrees that, unless at any time the Lender shall otherwise expressly consent in writing:

SECTION 9.1. Existence; Foreign Qualification. Each of AESOP Leasing, PVHC and Quartx will do and cause to be done at all times all things necessary to (i) maintain and preserve its existence as a limited partnership or a corporation, as the case may be, (ii) be, and ensure that it is, duly qualified to do business and in good standing as a foreign limited partnership or foreign corporation, as the case may be, in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

SECTION 9.2. Books, Records and Inspections. AESOP Leasing will maintain complete and accurate books and records with respect to the AESOP I Operating Lease Loan Collateral and each of AESOP Leasing, PVHC and Quartx will permit any Person designated by the Lender or the Trustee in writing to visit and inspect any of its properties, corporate books and financial records and to discuss its affairs, finances and accounts with its officers, its agents and its independent public accountants, all at such reasonable times and as often as the Lender or the Trustee may reasonably request.

SECTION 9.3. Insurance. AESOP Leasing will obtain and maintain, or cause to be obtained and maintained, with respect to all Vehicles leased under the AESOP I Operating Lease (i) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (ii) property damage insurance with a limit of $1,000,000 per occurrence and (iii) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the Lessee at any time hereafter, whichever is greater, with respect to all passenger cars and vans comprising the Lessee’s rental fleet. The Lender acknowledges and agrees that AESOP Leasing may, to the extent permitted by applicable law, allow the Lessee to self-insure with respect to the Vehicles leased under the AESOP I Operating Lease for the first $1,000,000 per occurrence, or a greater amount up to a maximum of $3,000,000, with the consent of each Enhancement Provider, per occurrence, of vehicle liability and property damage insurance which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lender, Original AESOP, PVHC, Quartx and the Trustee as additional insured parties and, in the case of catastrophic physical damage insurance on such Vehicles, shall name the Trustee as loss payee as its interest may appear and will provide that the Lender and the Trustee shall receive at least ten (10) days’ prior written notice of cancellation of such policies. AESOP Leasing will notify promptly the Lender and the Trustee of any curtailment or cancellation of the Lessee’s right to self-insure in any jurisdiction.

SECTION 9.4. Manufacturer Programs. AESOP Leasing will turn in, or cause to be turned in, the Vehicles leased under the AESOP I Operating Lease which are Program Vehicles (subject to the redesignation provisions of Section 2.7 of the AESOP I Operating Lease) to the relevant Manufacturer within the Repurchase Period therefor, including in a transaction with respect to a Relinquished Vehicle pursuant to the Master Exchange Agreement (unless AESOP Leasing pays in full the Loan with respect to a Program Vehicle pursuant to Section 5.2 or sells a Program Vehicle and, prior to the end of the Repurchase Period therefor, receives sales proceeds thereof in cash in an amount equal to or greater than the repurchase price under such Manufacturer Program); and will comply with all of its obligations under each Manufacturer Program.

SECTION 9.5. Reporting Requirements. AESOP Leasing will furnish, or cause to be furnished, to the Lender and the Trustee and, in the case of items (ii) and (iii) below, each Rating Agency and each Enhancement Provider:

(i)     Reports. All reports of the Lessee required to be delivered to AESOP Leasing pursuant to Section 31.5 of the AESOP I Operating Lease;

(ii)     AESOP I Loan Events of Default; Amortization Events; Exchange Agreement Termination Events. As soon as possible but in any event within two (2) Business Days after the occurrence thereof, notice of (A) any Potential AESOP I Loan Event of Default or AESOP I Loan Event of Default, a written statement of an Authorized Officer describing such event and the action that AESOP Leasing proposes to take with respect thereto; (B) any Potential Amortization Event or Amortization Event; and (C) any Exchange Agreement Termination Event;

(iii)     Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer Program;

(iv)     Notice of Liens and Vicarious Liability Claims. On each Determination Date, AESOP Leasing shall forward to CRCF, the Trustee, the Paying Agent, the Rating Agencies and each Enhancement Provider, (A) an Officer’s Certificate of AESOP Leasing certifying as to whether, to the knowledge of AESOP Leasing, (x) any Lien exists on any of the AESOP I Operating Lease Loan Collateral or (y) any vicarious liability claims shall have been made against AESOP Leasing as a result of its ownership of the Vehicles leased under the AESOP I Operating Lease or against PVHC or Quartx as a result of its holding legal title to the Vehicles leased under the AESOP I Operating Lease and (B) a written statement of an Authorized Officer summarizing each such Lien or claim and the action that AESOP Leasing proposes to take with respect thereto; and

(v)     Other. Promptly, from time to time, such other information, documents, or reports respecting the AESOP I Loan Collateral or the condition or operations, financial or otherwise, of any of AESOP Leasing, PVHC or Quartx as the Lender or the Trustee may from time to time reasonably request in order to protect the interests of the Lender or the Trustee under or as contemplated by this Agreement or any other Related Document.

SECTION 9.6. Payment of Taxes; Removal of Liens. Each of AESOP Leasing, PVHC and Quartx will pay when due all taxes, assessments, fees and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to AESOP Leasing, PVHC or Quartx, as the case may be, or its property and assets or any interest thereon. Notwithstanding the previous sentence, but subject in any case to the other requirements hereof and of the Related Documents, none of AESOP Leasing, PVHC or Quartx shall be required to pay any tax, charge, assessment or imposition nor to comply with any law, ordinance, rule, order, regulation or requirement so long as AESOP Leasing, PVHC or Quartx, as the case may be, shall contest, in good faith, the amount or validity thereof, in an appropriate manner or by appropriate proceedings. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of AESOP Leasing, PVHC or Quartx, as the case may be, to settle any such contest).

SECTION 9.7. Business. Each of AESOP Leasing, PVHC and Quartx will engage only in businesses conducted on the date hereof and that are permitted by, in the case of AESOP Leasing, its limited partnership agreement and, in the case of PVHC and Quartx, their respective Certificates of Incorporation and By-Laws.

SECTION 9.8. Maintenance of the Vehicles. AESOP Leasing will maintain or cause to be maintained in good repair, working order, and condition all of the Vehicles leased under the AESOP I Operating Lease, except to the extent that any such failure to comply with such requirements does not, in the aggregate, materially adversely affect the interests of the

Lender under this Agreement or the interests of the Secured Parties under the Indenture or the likelihood of repayment of the Loans made hereunder. From time to time AESOP Leasing will make or cause to be made all appropriate repairs, renewals, and replacements with respect to the Vehicles leased under the AESOP I Operating Lease.

SECTION 9.9. Maintenance of Separate Existence. AESOP Leasing will do all things necessary to continue to be readily distinguishable from CCRG, Original AESOP, AESOP Leasing II, CRCF, the Affiliates of the foregoing or any other affiliated or unaffiliated entity and to maintain its existence as a limited partnership separate and apart from that of Original AESOP, AESOP Leasing II, CCRG, CRCF and Affiliates of the foregoing including, without limitation:

(i)     practicing and adhering to organizational formalities, such as maintaining appropriate books and records;

(ii)     observing all organizational formalities in connection with all dealings between itself and CRCF, Original AESOP, AESOP Leasing II, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

(iii)     observing all procedures required by its certificate of limited partnership, its limited partnership agreement and the laws of the State of Delaware;

(iv)     acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

(v)     managing its business and affairs by or under the direction of its general partner;

(vi)     ensuring that its general partner duly authorizes all of its actions;

(vii)     ensuring the receipt of proper authorization, when necessary, from its limited partner(s) for its actions;

(viii)     requiring its general partner to maintain at least two corporate directors who are Independent Directors;

(ix)     owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

(x)     not (A) having or incurring any debt or obligations to any of Original AESOP, AESOP Leasing II, CRCF, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity, except for the obligations to CRCF under the AESOP I Loan Agreements or other obligations incurred on an arm’s-length basis and permitted under the Related Documents; (B) having obligations guaranteed by Original AESOP, AESOP Leasing II, CCRG or CRCF or any Affiliates of the foregoing; (C) holding itself out as responsible for debts of Original AESOP, AESOP Leasing II, CRCF or CCRG or any Affiliates of the foregoing or for decisions or actions with respect to the affairs of Original AESOP, AESOP Leasing II, CCRG or CRCF or any Affiliates of the foregoing;

(D) failing to correct any known misrepresentation with respect to the statement in clause (B); (E) operating or purporting to operate as an integrated, single economic unit with respect to Original AESOP, AESOP Leasing II, CRCF, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (F) seeking to obtain credit or incur any obligation to any third party based upon the assets of Original AESOP, AESOP Leasing II, CRCF, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (G) inducing any such third party to reasonably rely on the creditworthiness of Original AESOP, AESOP Leasing II, CRCF, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; and (H) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of Original AESOP, AESOP Leasing II, CRCF or CCRG or any Affiliates of the foregoing other than as required by the Related Documents with respect to insurance on the Vehicles;

(xi)     other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

(xii)     maintaining its financial records separate and apart from those of any other Person;

(xiii)     disclosing in its annual financial statements the effects of the transactions contemplated by the Related Documents in accordance with GAAP, applied on a consistent basis;

(xiv)     setting forth clearly in its financial statements its separate assets and liabilities and the fact that the Vehicles leased under the AESOP I Operating Lease are owned by AESOP Leasing;

(xv)     not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of Original AESOP, AESOP Leasing II, CRCF, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

(xvi)     compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds;

(xvii)     maintaining office space separate and apart from that of Original AESOP, AESOP Leasing II, CRCF, CCRG or any Affiliates of the foregoing (even if such office space is subleased from or is on or near premises occupied by Original AESOP, AESOP Leasing II, CRCF, CCRG or any Affiliates of the foregoing) and a telephone number separate and apart from that of Original AESOP, AESOP Leasing II, CRCF, CCRG or any Affiliates of the foregoing;

(xviii)     conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;

(xix)     having separate stationery from Original AESOP, AESOP Leasing II, CRCF, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

(xx)     accounting for and managing all of its liabilities separately from those of Original AESOP, AESOP Leasing II, CRCF, CCRG or any Affiliates of the foregoing;

(xxi)     allocating, on an arm’s-length basis, all shared operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm’s-length relationship with each of Original AESOP, AESOP Leasing II, CRCF, CCRG, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

(xxii)     refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Original AESOP, AESOP Leasing II, CRCF, AESOP Leasing, CCRG or any Affiliate of CCRG, to substantively consolidate Original AESOP, AESOP Leasing II, CRCF, AESOP Leasing with CCRG or any Affiliate of CCRG;

(xxiii)     remaining solvent and assuring adequate capitalization for the business in which it is engaged; and

(xxiv)     conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of Original AESOP, AESOP Leasing II, AESOP Leasing, CRCF, CCRG and the Affiliates of the foregoing or any other affiliated or unaffiliated entity.

AESOP Leasing acknowledges its receipt of a copy of those certain opinion letters issued by White & Case LLP dated the date hereof addressing the issue of substantive consolidation as they may relate to CCRG and each affiliate of CCRG on the one hand and any of Original AESOP, AESOP Leasing II, CRCF and AESOP Leasing on the other hand and as among Original AESOP, AESOP Leasing II, AESOP Leasing and CRCF. AESOP Leasing hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letters and relating to it.

SECTION 9.10. Manufacturer Payments; Sales Proceeds. AESOP Leasing will cause each Manufacturer and auction dealer to make all payments under the Manufacturer Programs with respect to Program Vehicles, including all payments with respect to Relinquished Vehicles, directly to the Collection Account or a Joint Collection Account, as applicable. Any such payments from Manufacturers or related auction dealers received directly by AESOP Leasing, will be, within two (2) Business Days of receipt, deposited into the Collection Account or a Joint Collection Account. AESOP Leasing shall, within two (2) Business Days of receipt thereof, deposit into the Collection Account or a Joint Collection Account, as applicable, all amounts representing the proceeds from sales of Program Vehicles by auction dealers under a Guaranteed Depreciation Program and sales of Vehicles (including amounts paid by a Manufacturer as a result of the sale of such Vehicle outside such Manufacturer’s Manufacturer Program) to third parties (other than under any related Manufacturer Program) and all payments with respect to other AESOP I Loan Collateral (other than the AESOP I Loan Collateral described in the last sentence of this paragraph). Insurance proceeds and warranty payments with respect to Vehicles will only be deposited into the Collection Account if an Amortization

Event or Potential Amortization Event shall have occurred and be continuing. AESOP Leasing acknowledges that payments received from or on behalf of Manufacturers under the Manufacturer Programs with respect to Relinquished Vehicles shall be disbursed in accordance with the Master Exchange Agreement and the Escrow Agreement.

SECTION 9.11. Maintenance of Properties. Each of AESOP Leasing, PVHC and Quartx will maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties, including, without limitation, vehicles necessary for the operation of its businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, except to the extent no material adverse effect on its financial condition, business, prospects or properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) could result, and maintain good, legal and marketable title to, or a valid leasehold interest in, all of its assets, free and clear of all Liens except for Permitted Liens, and except to the extent sold or otherwise disposed of in accordance with this Agreement or any other Related Document.

SECTION 9.12. Verification of Title. AESOP Leasing will, on an annual basis, cause a title check to be performed by an independent nationally recognized firm of certified public accountants acceptable to the Trustee and each Enhancement Provider on a statistical sample of all Vehicles leased under the Leases designed to provide a ninety-five percent (95%) confidence level that no more than five percent (5%) of the Certificates of Title for such Vehicles did not correctly reference the Trustee, as first lienholder, and the Lessor of such Vehicle or its Permitted Nominee or, in the case of Financed Vehicles, CCRG, a Permitted Sublessee or any of their respective Permitted Nominees, as owner, and cause such party to deliver a report stating that, within the confidence level set forth above, no more than five percent (5%) of the Certificates of Title did not correctly reference the lienholder or owner of the Vehicles described in the immediately preceding clause.

SECTION 9.13. [RESERVED].

SECTION 9.14. Delivery of Information. Each of AESOP Leasing, PVHC and Quartx will provide to the Lender any information or materials necessary for the Lender to comply with its obligations under the Indenture.

SECTION 9.15. Master Exchange Agreement and Escrow Agreement. AESOP Leasing will comply in all material respects with all of its obligations under the Master Exchange Agreement and the Escrow Agreement.

SECTION 9.16. Vehicles. AESOP Leasing will maintain good and marketable title to each Vehicle purchased by AESOP Leasing with the proceeds of Loans made hereunder and leased under the AESOP I Operating Lease, free and clear of all Liens and encumbrances, other than any Permitted Liens.

SECTION 9.17. Assignments. AESOP Leasing will deliver to the Trustee on or prior to the Restatement Effective Date, and thereafter, as necessary to comply with the terms of the Related Documents, executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program to which any Vehicle leased under the AESOP I Operating Lease is subject in accordance herewith, duly executed by CRCF, AESOP Leasing, BRAC, ARAC, AESOP Leasing II, CCRG, the Intermediary, the Trustee and each applicable Manufacturer.

SECTION 9.18. Notation of Liens. AESOP Leasing shall have delivered to the Lender and the Trustee on or prior to the Restatement Effective Date and will deliver on an ongoing basis, as applicable, evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing, followed by prompt written confirmation) that it has caused or is causing the Trustee’s name to be noted on the Certificate of Title for each Vehicle leased under the AESOP I Operating Lease (other than Certificates of Title for Vehicles titled in the states of Nebraska, Ohio and Oklahoma) in accordance herewith and all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect (other than perfection of the security interest of the Trustee in Vehicles by notation of the lien of the Trustee on the Certificates of Title for Vehicles titled in the states of Nebraska, Ohio and Oklahoma), protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in such Vehicles and other AESOP I Operating Lease Loan Collateral for the benefit of the Secured Parties.

SECTION 9.19. Replacement of Intermediary. If at any time, JPMorgan Chase Bank does not have a short-term indebtedness rating of “P-1” from Moody’s and at least “A-1” from S&P and a long-term indebtedness rating of at least “A2” from Moody’s and at least “A” from S&P, AESOP Leasing shall, within thirty (30) days thereafter, (x) replace the Intermediary with a Person that is a bankruptcy-remote special purpose entity, all of the equity, in which is owned either (1) by a Person that has a short-term indebtedness rating of “P-1” from Moody’s and at least “A-1” from S&P and a long-term indebtedness rating of at least “A2” from Moody’s and at least “A” from S&P or (2) directly and indirectly (to the extent any such indirect owner has a greater than 10% indirect ownership interest in the Intermediary) solely by Persons that are eligible to be debtors under the Bankruptcy Code and satisfy the Rating Agency Consent Condition with respect to such replacement or (y) satisfy the Rating Agency Consent Condition with respect to the Intermediary continuing as the Intermediary under the Master Exchange Agreement.

SECTION 9.20. [RESERVED]

SECTION 9.21. [RESERVED]

SECTION 9.22. Non-Program Vehicle Report. On or before the second Determination Date immediately following June 30 and December 31 of each calendar year, AESOP Leasing shall cause a firm of nationally recognized independent public accountants (who may also render other services to AESOP Leasing or CCRG and who is acceptable to the Rating Agencies and each Enhancement Provider) to furnish a report to the Lender, the Trustee, each Enhancement Provider and the Rating Agencies to the effect that they have performed certain agreed upon procedures (which shall be acceptable to each Enhancement Provider) with respect to the calculation of (i) the Disposition Proceeds obtained from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related

Month in such period, (ii) the respective Net Book Values of such Non-Program Vehicles, and (iii) the Non-Program Fleet Market Value and compared such calculations with the corresponding amounts set forth in the Monthly Certificates prepared pursuant to Section 4.1(b) of the Base Indenture and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. With respect to the calculations described in the foregoing clause (iii), such report shall make the comparison described with respect to the Non-Program Fleet Market Value only as of the last Determination Date in the period as to which the report is made. On or before the second Determination Date immediately following March 31 and September 30 of each calendar year, AESOP Leasing shall furnish an Officer’s Certificate of AESOP Leasing to the Lender, the Trustee, each Enhancement Provider and the Rating Agencies to the effect that the officer making such certification has compared or caused to be compared the calculations described in clauses (i) and (ii) above with the corresponding amounts set forth in the Monthly Certificates prepared pursuant to Section 4.1(b) of the Base Indenture, and has compared or caused to be compared the calculation described in clause (iii) above with the corresponding amount set forth in the Monthly Certificate prepared pursuant to Section 4.1(b) of the Base Indenture as of the last Determination Date in the period as to which the Officer’s Certificate is given, and that on the basis of such comparison such officer is of the opinion that such amounts are in agreement, except for such exceptions as shall be set forth in such Officer’s Certificate.

SECTION 9.23. Sale of Non-Program Vehicles Returned to AESOP Leasing. In the event that any Non-Program Vehicle leased under the AESOP I Operating Lease is returned to AESOP Leasing in accordance with Section 2.6(b) of the AESOP I Operating Lease, AESOP Leasing shall use commercially reasonable efforts to arrange for the sale of such Vehicle, either directly itself or through the Intermediary, and to maximize the sale price thereof. AESOP Leasing shall not return or cause to be returned a Non-Program Vehicle to a Manufacturer under a Manufacturer Program unless the conditions set forth in Section 2.6(b)(ii) of the AESOP I Operating Lease shall have been satisfied with respect to such disposition.

SECTION 9.24. UCC Filings. On or before the third (3rd) Business Day following the Restatement Effective Date, AESOP Leasing shall file or cause to be filed with the Secretary of State of the State of Delaware the UCC financing statements and the amendments to UCC financing statements delivered in accordance with Section 11.1(h).

SECTION 10. NEGATIVE COVENANTS. Until the expiration or termination of the Loan Commitment and thereafter until the Loan Note and all other Liabilities are paid in full, each of AESOP Leasing, PVHC and Quartx agrees that, unless at any time the Lender shall otherwise expressly consent in writing, it will not:

SECTION 10.1. Liens. Create, incur, assume or permit to exist any Lien upon any of its Assets (including the AESOP I Collateral), other than Permitted Liens.

SECTION 10.2. Other Indebtedness. Create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Related Document.

SECTION 10.3. Mergers, Consolidations. Except as may be permitted by the express written approval of the Trustee and the Lender, merge with or into, enter into any joint venture or other association with, or consolidate with, any other Person.

SECTION 10.4. Sales of Assets. Sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents.

SECTION 10.5. Acquisition of Assets. Acquire, by long-term or operating lease or otherwise, any Assets except pursuant to the terms of the Related Documents.

SECTION 10.6. Dividends, Officers’ Compensation, etc. (i) Declare or pay any distributions on any of its partnership interests or capital stock, as the case may be, or make any other distribution on, or any purchase, redemption or other acquisition of, any of its partnership interests or any shares of its capital stock, as the case may be, except, in the case of AESOP Leasing, AESOP Leasing may make distributions out of funds in the AESOP I Segregated Account or on its partnership interests provided that no Amortization Event, Potential Amortization Event, AESOP I Operating Lease Vehicle Deficiency, Aggregate Asset Amount Deficiency, Enhancement Deficiency, Event of Default, Liquidation Event of Default, Limited Liquidation Event of Default, Potential Enhancement Agreement Event of Default, Enhancement Agreement Event of Default, Potential AESOP I Operating Lease Event of Default, AESOP I Operating Lease Event of Default, Potential AESOP I Operating Lease Loan Event of Default or AESOP I Operating Lease Loan Event of Default has occurred or is continuing or would result therefrom, or (ii) pay any wages or salaries or other compensation to officers, employees or others except out of earnings computed in accordance with GAAP applied on a consistent basis and, in the case of AESOP Leasing, only from funds in the AESOP I Segregated Account.

SECTION 10.7. Organizational Documents. Amend any of its organizational documents, including its certificate of limited partnership or limited partnership agreement or certificate of incorporation or by-laws, as the case may be, unless prior to such amendment, the Rating Agency Consent Condition has been met with respect to such amendment.

SECTION 10.8. Investments. Make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Related Documents.

SECTION 10.9. Regulations T, U and X. Use or permit any proceeds of the Loans made hereunder to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

SECTION 10.10. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

SECTION 10.11. Use of Vehicles. Use or allow the Vehicles leased under the AESOP I Operating Lease to be used (i) in any manner that would make Program Vehicles ineligible for repurchase under an Eligible Manufacturer Program, (ii) for any illegal purposes or (iii) in any manner that could subject the Vehicles to confiscation.

SECTION 10.12. Use of Proceeds. Use or permit the proceeds of the Loans made hereunder to be used for any purpose other than to purchase or finance Eligible Vehicles that will be leased under the AESOP I Operating Lease.

SECTION 10.13. Limitations on the Acquisition or Redesignation of Certain Vehicles. Unless otherwise specified in the related Supplement or unless waived by the Required Noteholders as specified in the related Supplement, permit (a) the Non-Eligible Manufacturer Amount as of any Payment Date to exceed any applicable Maximum Non-Eligible Manufacturer Amount, (b) the Financed Vehicle Amount as of any Payment Date to exceed any applicable Maximum Financed Vehicle Amount, (c) the Non-Program Vehicle Amount as of any Payment Date to exceed any applicable Maximum Non-Program Vehicle Amount, (d) the aggregate Net Book Value of all Vehicles leased under the Leases and manufactured by a particular Manufacturer or group of Manufacturers as of any Payment Date to exceed any applicable Maximum Manufacturer Amount and (e) the Specified States Amount as of any Payment Date to exceed any applicable Maximum Specified States Amount.

SECTION 10.14. Maximum Vehicle Age. Permit at any time the age of any Non-Program Vehicle leased under the AESOP I Operating Lease, calculated from the date of the original manufacturer invoice for such Vehicle, to exceed eighteen (18) months.

SECTION 10.15. Master Exchange Agreement. (i) Consent to any amendment or modification to, or waiver of, any provision of the Master Exchange Agreement, the Escrow Agreement or any Sublease, or (ii) appoint a successor or replacement to the Person acting as Intermediary under the Master Exchange Agreement, or to the Person acting as escrow agent under the Escrow Agreement, in each case without (x) the prior written consent of the Trustee and (y) the satisfaction of the Rating Agency Consent Condition.

SECTION 11. CONDITIONS.

SECTION 11.1. Effectiveness of Amended and Restated Agreement. The effectiveness of this Agreement shall be subject to the prior or concurrent (i) delivery of each of the following documents to the Lender and, if not otherwise required to be delivered to the Trustee by any other Related Document, to the Trustee and any Enhancement Provider, as applicable (in form and substance satisfactory to the Lender and, if applicable, the Trustee and any Enhancement Provider) and (ii) satisfaction of the following conditions, as applicable:

(a)     Certificate of Limited Partnership; Certificates of Incorporation. The certificate of limited partnership of AESOP Leasing, duly certified by the Secretary of State of the State of Delaware, together with a copy of the limited partnership agreement of AESOP Leasing, duly certified by the Secretary or an Assistant Secretary of Original AESOP. The certificate of incorporation of each of Original AESOP, PVHC and Quartx, duly certified by the Secretary of State of the State of Delaware, together with a copy of the by-laws of each of Original AESOP, PVHC and Quartx, duly certified by the Secretary or an Assistant Secretary of Original AESOP, PVHC and Quartx, as the case may be;

(b)     Resolutions. Copies of resolutions of the Board of Directors of each of Original AESOP, PVHC and Quartx, authorizing or ratifying the execution, delivery and performance of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or an Assistant Secretary of Original AESOP, PVHC and Quartx, as the case may be;

(c)     Consents, etc. Certified copies of all documents evidencing any necessary limited partnership or corporate action, consents and governmental approvals (if any) with respect to this Agreement;

(d)     Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of Original AESOP, PVHC and Quartx certifying the names of the individual or individuals authorized to sign this Agreement and the other Related Documents to be executed by it, together with a sample of the true signature of each such individual (the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

(e)     Opinions of Counsel. The opinions of counsel required to be delivered by Section 2.2 of the Base Indenture;

(f)     Good Standing Certificates. Certificates of good standing for each of AESOP Leasing, Original AESOP, PVHC and Quartx in the jurisdiction of its organization and the jurisdiction of its principal place of business;

(g)     Search Reports. A written search report from a Person satisfactory to the Lender and the Trustee listing all effective financing statements that name any of AESOP Leasing, PVHC or Quartx, as debtor or assignor, and that are filed and the jurisdictions in which filings were made pursuant to subsection (h) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lender and the Trustee showing no evidence of such liens filed against AESOP Leasing, PVHC or Quartx;

(h)     Financing Statements. Draft financing statements or amendments to financing statements previously filed, naming (1) AESOP Leasing as debtor, (2) PVHC as debtor and (3) Quartx as debtor, and the Lender as secured party and the Trustee as assignee or other, similar instruments or documents, if any, as may be necessary or, in the reasonable opinion of the Lender and the Trustee, desirable under the UCC of all applicable jurisdictions to perfect the Lender’s and the Trustee’s interest in the AESOP I Loan Collateral;

(i)     Enhancement. The Enhancement Amount with respect to any Series of Notes Outstanding as of the Restatement Effective Date is equal to or exceeds the Required Enhancement Amount for such Series;

(j)     Leases. An executed copy of the Second Amended and Restated AESOP I Operating Lease and all documents required to be delivered by the Lessee to the Lessor pursuant thereto, and all conditions to the effectiveness thereof shall have been satisfied;

(k)     Assignment Agreement. An executed copy of an Assignment Agreement with respect to each Manufacturer Program to which any Vehicle leased under the AESOP I Operating Lease is subject as of the Restatement Effective Date and an Officer’s Certificate, duly executed by an Authorized Officer of AESOP Leasing, certifying that each such copy is true, correct and complete as of the Restatement Effective Date, that such Manufacturer Program shall be in full force and effect and enforceable against the related Manufacturer and that a copy of such Manufacturer Program shall have been delivered to the Trustee;

(l)     Indenture. The Base Indenture, dated the Restatement Effective Date, duly executed by the Lender and the Trustee, and all conditions to the effectiveness thereof shall have been satisfied in all respects;

(m)     Master Exchange Agreement and Related Documents. Executed copies of the Master Exchange Agreement and the Escrow Agreement; and all conditions to the effectiveness of each such agreement shall have been satisfied;

(n)     Loan Agreements. Each of the other Loan Agreements, as amended and restated as of the Restatement Effective Date, shall have become effective simultaneously with this Agreement; and

(o)     Other. Such other documents as the Trustee or the Lender may reasonably request.

SECTION 11.2. All Loans. All Loans hereunder shall be subject to the further conditions precedent that (a) if the amount of Enhancement with respect to any Series of Notes is increased or if the current Enhancement with respect to any Series of Notes is replaced, to the extent such additional or replacement Enhancement is in the form of an unfunded commitment (including, without limitation, a letter of credit), AESOP Leasing shall cause the delivery to the Lender, the Trustee, the Enhancement Providers, if any, for any Series of Notes issued and outstanding on the date of such opinion(s), Placement Agents, if any, and the Rating Agencies on or prior to the effectiveness of such additional or replacement Enhancement of opinion(s) of counsel as to the enforceability of such additional or replacement Enhancement substantially similar to the original opinions delivered with respect to such Enhancement, (b) the Lender shall have received a completed Loan Request therefor and a copy of the related Vehicle Order, (c) all conditions precedent to the issuance of any Series of Notes after the Initial Closing Date shall have been satisfied in accordance with the related Supplement and (d) on the date of such Loan the following statements shall be true (and AESOP Leasing, by accepting the amount of such Loan, shall be deemed to have represented and warranted that): (i) the representations and warranties contained in Section 8 are true and correct on and as of such date with the same effect as though made on and as of such date and shall be deemed to have been made on such date and (ii) no Potential AESOP I Operating Lease Loan Event of Default or AESOP I Operating Lease Loan Event of Default has occurred and is continuing or would result from the making of such Loan or from the application of the proceeds of such Loan.

SECTION 11.3. All Transactions Under Master Exchange Agreement. Each transfer by AESOP Leasing of a Relinquished Vehicle to the Intermediary pursuant to the Master Exchange Agreement shall be subject to the satisfaction of each of the following conditions: (a) no Manufacturer Event of Default with respect to the Manufacturer Program pursuant to which such Relinquished Vehicle is intended to be transferred pursuant to the Master Exchange Agreement shall have occurred and be continuing at the time of such transfer; (b) in connection with the transfer of any Program Vehicle to the Intermediary, AESOP Leasing shall have contracted to sell such Program Vehicle pursuant to an Eligible Manufacturer Program (the Manufacturer party to which shall have consented to the purchase and sale of Vehicles by the Intermediary pursuant to an Assignment Agreement, which consent shall not have been revoked) and shall have directed the Intermediary to sell such Program Vehicle pursuant to such Eligible Manufacturer Program on the date such Program Vehicle becomes Relinquished Property pursuant to the Master Exchange Agreement; (c) on the date of any transfer of any Relinquished Vehicle to the Intermediary, the only obligations or liabilities, if any, secured by such Relinquished Vehicle are the Loans and/or any other obligations or liabilities arising under the Related Documents (d) on the date of any such transfer, no QI Parent Downgrade Event has occurred (unless the Rating Agency Consent Condition has been satisfied with respect to such transfers continuing with the Intermediary); and (e) on the date of any such transfer, the following statements shall be true: (i) the representations and warranties of AESOP Leasing in Section 8 hereof are true and correct on and as of such date and shall be deemed to have been made on such date with the same effect as though made on and as of such date, (ii) no Potential Loan Event of Default or Loan Event of Default, no Potential Amortization Event or Amortization Event and no Liquidation Event of Default or Limited Liquidation Event of Default has occurred and is continuing or would result from the making of such transfer, (iii) the Termination Date (as defined in the Master Exchange Agreement) has not occurred and (iv) to AESOP Leasing’s knowledge, the representations and warranties of the Intermediary in Article VI of the Master Exchange Agreement are true and correct on and as of such date and shall be deemed to have been made on and as of such date with the same effect as though made on and as of such date.

SECTION 12. LOAN EVENTS OF DEFAULT AND THEIR EFFECT.

SECTION 12.1. AESOP I Operating Lease Loan Events of Default. Each of the following shall constitute an AESOP I Operating Lease Loan Event of Default under this Agreement:

12.1.1. Non-Payment of Loans. Default in the payment when due of the principal amount of any Loan made hereunder or the Monthly Loan Principal Amount hereunder, and the continuance thereof for one (1) Business Day after the occurrence thereof, or the default in the payment of any Loan Interest on any Loan made hereunder, and the continuance thereof for five (5) Business Days after the occurrence thereof; provided, however, that in the case of any failure to pay an amount referred to in Section 5.1(B)(I)(iii) or 5.1(B)(I)(iv)(y), an AESOP I Operating Lease Loan Event of Default shall occur only to the extent that at the end of the applicable continuance period referred to above, an Enhancement Deficiency exists with respect to any Series of Notes or an AESOP I Operating Lease Vehicle Deficiency exists.

12.1.2. Non-Payment of Other Amounts. Default, and continuance thereof for five (5) Business Days after notice thereof by the Lender to AESOP Leasing, in the payment when due of any amount payable hereunder (other than any amount described in Section 12.1.1).

12.1.3. Bankruptcy, Insolvency, etc. The occurrence of an Event of Bankruptcy with respect to CCRG, AESOP Leasing, Original AESOP, PVHC, Quartx, the Intermediary or any Permitted Sublessee.

12.1.4. Non-Compliance With Provisions. Failure by AESOP Leasing to comply with or to perform any provision of this Agreement (and not constituting an AESOP I Operating Lease Loan Event of Default under any of the other provisions of this Section 12.1) and, other than the failure to comply with the provisions of Sections 10.1, 10.2 and 10.15 hereof, the continuance of such failure for thirty (30) days after the earlier of the date of the receipt of written notice thereof from the Lender or the Trustee to AESOP Leasing and the date AESOP Leasing learns of such failure.

12.1.5. Warranties and Representations. Any warranty or representation made by or on behalf of AESOP Leasing in connection herewith is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of AESOP Leasing to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

12.1.6. Lease Events of Default. The occurrence of a Lease Event of Default.

12.1.7. Loan Events of Default Under Other Loan Agreements. The occurrence of an AESOP I Finance Lease Loan Event of Default or an AESOP II Loan Event of Default.

12.1.8. Judgments. Any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000 which is not fully covered by insurance shall be rendered against AESOP Leasing and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days.

SECTION 12.2. Effect of AESOP I Operating Lease Loan Event of Default or Liquidation Event of Default. If any AESOP I Operating Lease Loan Event of Default described in Section 12.1.1 or 12.1.3 or any Liquidation Event of Default shall occur, the Loan Commitment (if not theretofore terminated) shall immediately terminate and (x) in the case of any other AESOP I Operating Lease Loan Event of Default, the Lender may declare its Loan Commitment (if not theretofore terminated) to be terminated and whereupon it shall immediately terminate and (y) in either case may declare the Loan Note and all other Liabilities to be due and payable, whereupon the Loan Note shall become immediately due and payable.

SECTION 12.3. Rights of Lender and Trustee Upon Liquidation Event of Default and Non-Performance of Certain Covenants. (a) If a Liquidation Event of Default shall have occurred and be continuing the Lender and the Trustee, to the extent provided in the Indenture, shall have all the rights against AESOP Leasing, PVHC and Quartx and the Loan Collateral provided in the Indenture upon a Liquidation Event of Default, including the right to take (under the specified circumstances) possession of all Vehicles immediately.

(b)     If (i) AESOP Leasing shall default in the due performance and observance of any of its obligations under Section 9.3, 9.4, 9.5(iii), 9.8, 10.1 or 10.11 hereof, or (ii) the Lessee shall default in the due performance and observance of its obligations under Section 31.10 of the AESOP I Operating Lease, and such default shall continue unremedied for a period of thirty (30) days after notice thereof shall have been given to AESOP Leasing by the Lender, the Lender shall have the ability to exercise all rights, remedies, powers, privileges and claims of AESOP Leasing, PVHC or Quartx against the Manufacturers under or in connection with the Manufacturer Programs with respect to (A) Program Vehicles leased under the AESOP I Operating Lease that AESOP Leasing or the Lessee has determined to turn back to the Manufacturers under such Manufacturer Programs (excluding Relinquished Vehicles), and (B) whether or not AESOP Leasing or the Lessee shall then have determined to turn back such Program Vehicles, any Program Vehicles leased under the AESOP I Operating Lease for which the applicable Repurchase Period will end within one week or less.

(c)     Upon a default in the performance (after giving effect to any grace periods provided herein) by AESOP Leasing, PVHC or Quartx of its obligations under Section 7.5 or 8.6 hereof with respect to certain Vehicles, the Lender or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles, including the execution of UCC financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of AESOP Leasing, PVHC, Quartx or the Lender, as applicable.

(d)     Upon the occurrence of a Liquidation Event of Default, AESOP Leasing will return all Program Vehicles leased under the AESOP I Operating Lease to the related Manufacturer and shall sell all Non-Program Vehicles leased under the AESOP I Operating Lease in accordance with the instructions of the Lender. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, AESOP Leasing will return Program Vehicles leased under the AESOP I Operating Lease to the related Manufacturer, and shall sell Non-Program Vehicles leased under the AESOP I Operating Lease in accordance with the instructions of the Lender, to generate proceeds in an amount which, together with the proceeds of Vehicles returned pursuant to the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement, will be sufficient to pay all interest on and principal of such Series of Notes. To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, the Lender shall have the right to otherwise dispose of such Vehicles and to direct AESOP Leasing to dispose of such Vehicles in accordance with its instructions. In addition, the Lender shall have all of the rights, remedies, powers, privileges and claims vis-à-vis AESOP Leasing, PVHC and Quartx necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Base Indenture and each of AESOP Leasing, PVHC and Quartx acknowledges that (x) it has hereby granted the Lender all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under the circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lender in the exercise of such rights, remedies, powers, privileges and claims and (y) under certain circumstances the Trustee may act in lieu of the Lender in the exercise of the rights, remedies, powers, privileges and claims of the Lender hereunder.

SECTION 12.4. Application of Proceeds. The proceeds of any sale or other disposition on any date pursuant to Section 12.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lender or the Trustee in connection with such sale or disposition, including any reasonable costs associated with repairing any Vehicles leased under the AESOP I Operating Lease, and reasonable attorneys’ fees in connection with the enforcement of this Agreement; (ii) to the payment of accrued Loan Interest and outstanding

Loan Principal Amount, and all other amounts due hereunder in the Related Month; and (iii) any remaining amounts to AESOP Leasing, or such Person as may be lawfully entitled thereto.

SECTION 12.5. Additional Agreements of AESOP Leasing. Upon the occurrence of any Loan Event of Default, any Lease Event of Default, any Amortization Event, any Liquidation Event of Default, any Limited Liquidation Event of Default or any Exchange Agreement Termination Event, AESOP Leasing immediately shall cease any further transfer of Relinquished Property to the Intermediary pursuant to the Master Exchange Agreement.

SECTION 13. GENERAL.

SECTION 13.1. Waiver; Amendments. No delay on the part of the Lender or the holder of the Loan Note or other Liabilities in the exercise of any rights, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Loan Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Lender, AESOP Leasing, PVHC and Quartx and consented to in writing by the Trustee and (ii) the Rating Agency Consent Condition shall have been satisfied; provided that any amendment or modification of the Loan Note need only be signed by AESOP Leasing.

SECTION 13.2. Confirmations. AESOP Leasing and the Lender (or the holder of the Loan Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid Loan Principal Amount.

SECTION 13.3. Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

TRUSTEE:	The Bank of New York
c/o BNY Midwest Trust Company
2 North La Salle Street
10th Floor
Chicago, Illinois 60602
Attention: Corporate Trust Office
Telephone: (312) 827-8569
Fax: (312) 869-8562

LENDER:	Cendant Rental Car Funding (AESOP) LLC
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Benjamin B. Abedine
Telephone: (212) 346-9019
Fax: (212) 346-9012

with a copy to:

Cendant Car Rental Group, Inc., as Administrator
6 Sylvan Way
Parsippany, NJ 07054
Telephone: (973) 496-5000
Fax: (973) 494-5852

BORROWER:	AESOP Leasing L.P.
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Benjamin B. Abedine
Telephone: (212) 346-9019
Fax:(212) 346-9012

with a copy to:

Cendant Car Rental Group, Inc., as Administrator
6 Sylvan Way
Parsippany, NJ 07054
Telephone: (973) 496-5000
Fax: (973) 494-5852

PERMITTED NOMINEES:	Quartx Fleet Management, Inc.
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Benjamin B. Abedine
Telephone: (212) 346-9019
Fax:(212) 346-9012

PV Holding Corp.
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Benjamin B. Abedine
Telephone: (212) 346-9019
Fax:(212) 346-9012

SECTION 13.4. Taxes. AESOP Leasing agrees to pay, and to save the Trustee and the Lender harmless from all liability for, any document, stamp, filing, recording, mortgage or other taxes (other than net income taxes of the Lender) which may be payable in connection with the borrowings hereunder or the execution, delivery, recording or filing of this Agreement or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 13.4 shall survive any termination of this Agreement.

SECTION 13.5. Indemnification. In consideration of the Lender’s execution and delivery of this Agreement and the Lender’s extension of the Loan Commitment, AESOP Leasing hereby agrees to:

(a)     indemnify, exonerate and hold the Lender and its officers, directors, stockholders, employees, and agents (herein collectively called “Lender Parties” and individually called a “Lender Party”) free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities, damages, and expenses in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys’ fees and disbursements (called in this paragraph the “Indemnified Liabilities”), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan made hereunder or involving any Loan made hereunder, or (ii) the execution, delivery, performance or enforcement of this Agreement and any instrument, document or agreement executed pursuant hereto by any of the Lender Parties, or (iii) the ownership, operation, maintenance, leasing, or titling of the Vehicles, except in each case, for any such Indemnified Liabilities arising on account of the relevant Lender Party’s gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason, AESOP Leasing agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; and

(b)     indemnify and hold harmless the Trustee (and its officers, directors, employees and agents) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of, or arising out of or in connection with: (i) any acts or omissions of AESOP Leasing pursuant to this Agreement and (ii) the Trustee’s appointment under the Indenture and the Trustee’s performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, AESOP Leasing shall have no duty to indemnify the Trustee to the extent such loss, liability, expense, damage or injury suffered or sustained is due to the Trustee’s negligence or willful misconduct.

AESOP Leasing agrees that the indemnification provided for in this Section 13.5 shall run directly to and be enforceable by an indemnified party subject to the limitations hereof. The indemnification provided for in this Section 13.5 shall survive the termination of this Agreement, the Indenture and the resignation or removal of the Trustee.

SECTION 13.6. Bankruptcy Petition. (a) Each of AESOP Leasing, PVHC and Quartx hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of (i) all Series of Notes Outstanding and (ii) all Loans outstanding under the AESOP I Loan Agreements, it will not institute against, or join any other Person in instituting against, CRCF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that AESOP Leasing, PVHC or Quartx takes action in violation of this Section 13.6, CRCF agrees, for the benefit of the Noteholders that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by AESOP Leasing, PVHC or Quartx against CRCF or commencement of such action and raise the defense that each of AESOP Leasing, PVHC and Quartx has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.6 shall survive the termination of this Agreement.

(b)     CRCF hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of (i) all Series of Notes Outstanding and (ii) all Loans outstanding under the AESOP I Loan Agreements, it will not institute against, or join any other Person in instituting against, AESOP Leasing, Original AESOP, AESOP Leasing II, the Intermediary, PVHC or Quartx any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that CRCF takes action with respect to AESOP Leasing, PVHC or Quartx in violation of this Section 13.6, each of AESOP Leasing, PVHC and Quartx agrees, for the benefit of the Noteholders that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by CRCF against AESOP Leasing, PVHC or Quartx or commencement of such action and raise the defense that CRCF has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.6 shall survive the termination of this Agreement.

SECTION 13.7. Submission to Jurisdiction. The Lender may enforce any claim arising out of this Agreement or the Loan Note in any state or federal court having subject matter jurisdiction and located in New York, New York. For the purpose of any action or proceeding instituted with respect to any such claim, AESOP Leasing hereby irrevocably submits to the jurisdiction of such courts. Each of AESOP Leasing, PVHC and Quartx irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to AESOP Leasing, PVHC or Quartx, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lender to serve process in any other manner permitted by law or preclude the Lender from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each of AESOP Leasing, PVHC and Quartx hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in New York, New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 13.8. Governing Law. THIS AGREEMENT AND THE LOAN NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of AESOP Leasing, PVHC and Quartx and rights of the Lender and the holder of the Loan Note or Liability expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities.

SECTION 13.9. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 13.10. Successors and Assigns. This Agreement shall be binding upon AESOP Leasing, PVHC, Quartx, the Lender and their respective successors and assigns, and shall inure to the benefit of AESOP Leasing, PVHC, Quartx, the Lender, the Trustee as a third party beneficiary and their respective successors and assigns; provided, however, that none of AESOP Leasing, PVHC or Quartx shall have the right to assign its rights or delegate its duties under this Agreement without (i) the Lender’s, each Enhancement Provider’s and the Trustee’s prior written consent and (ii) satisfaction of the Rating Agency Consent Condition with respect thereto. Each of AESOP Leasing, PVHC and Quartx acknowledges that this Agreement and the Loan Note will be assigned by the Lender to the Trustee pursuant to the Indenture, and hereby agrees that, subject to the terms of the Indenture, the Trustee may exercise all of the Lender’s rights hereunder. This Agreement and the other Related Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

SECTION 13.11. Tax Treatment of Loans. It is the intention of the parties hereto that for U.S. federal income tax purposes each Loan made hereunder will constitute indebtedness of AESOP Leasing to the Lender and that AESOP Leasing shall be the owner of the Vehicles that are subject to the AESOP I Operating Lease. The parties agree to take no position in any tax return, filing or proceeding inconsistent with this provision.

SECTION 13.12. No Recourse. The obligations of CRCF, AESOP Leasing, PVHC and Quartx under this Agreement are solely the corporate obligations of CRCF, AESOP Leasing, PVHC and Quartx, respectively. No recourse shall be had for the payment of any obligation or claim arising out of or based upon this Agreement against any shareholder, employee, officer, director, partner or incorporator of CRCF, AESOP Leasing, PVHC or Quartx.

SECTION 13.13. Effect of Amendment. This Agreement shall not be construed in any manner to constitute a novation. Except to the extent amended hereby, each of the Prior AESOP I Loan Agreement and the Loans thereunder are in all respects ratified and confirmed and in full force and effect. From and after the date hereof, all references in the Related Documents to the AESOP I Operating Lease Loan Agreement shall mean such agreement as amended and restated hereby, unless the context otherwise requires.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

AESOP LEASING L.P.

By:	AESOP LEASING CORP.
its general partner

By:	/s/ Lori Gebron

Name: Lori Gebron
Title: Vice President

PV HOLDING CORP.

By:	/s/ Lori Gebron

Name: Lori Gebron
Title: Vice President

QUARTX FLEET MANAGEMENT, INC.

By:	/s/ Lori Gebron

Name: Lori Gebron
Title: Vice President

CENDANT RENTAL CAR FUNDING (AESOP) LLC

By:	/s/ Orlando Figueroa

Name: Orlando Figueroa
Title: President

Acknowledged and consented to:

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Mary L. Collier

Name: Mary L. Collier
Title: Agent

EXHIBIT A
TO THE LOAN
AGREEMENT

COPY OF LOAN NOTE

EXHIBIT B
TO THE LOAN
AGREEMENT

FORM OF LOAN REQUEST

Cendant Rental Car Funding (AESOP) LLC

c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005

Attention: Benjamin B. Abedine

Ladies and Gentlemen:

This Loan Request is delivered to you pursuant to Section 3.2 of that certain Second Amended and Restated AESOP I Operating Lease Loan Agreement, dated as of June 3, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), among AESOP Leasing L.P., a Delaware limited partnership (“AESOP Leasing”), PV Holding Corp. and Quartx Fleet Management, Inc., as Permitted Nominees of AESOP Leasing, and Cendant Rental Car Funding (AESOP) LLC, a Delaware limited liability company (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

AESOP Leasing hereby requests that a Loan be made in the amount of $                                    on                                    , 20   .

AESOP Leasing hereby acknowledges that the delivery of this Loan Request and the acceptance by AESOP Leasing of the proceeds of the Loan requested hereby constitute a representation and warranty by AESOP Leasing that, on the date of such Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in Section 11.2 of the Loan Agreement have been satisfied and all statements set forth in Section 11.2 of the Loan Agreement are true and correct.

Attached hereto as Annex I is a true and correct copy of the schedule required to be delivered in connection herewith pursuant to Section 3.2 of the Loan Agreement.

AESOP Leasing agrees that if prior to the time of the Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Loan requested hereby the Lender shall receive written notice to the contrary from AESOP Leasing, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Loan as if then made.

Please wire transfer the proceeds of the Loan to the account of AESOP Leasing at the financial institution set forth below:

Exhibit B-1

Amount to be		Name, Address, etc.
Name Account No.	Person to be Paid	Transferred

$
Attention:

AESOP Leasing has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this [                  ], 20    .

AESOP LEASING L.P.

By:

Name:
Title:

ANNEX I

Vehicle Acquisition Schedule and Related Information

1.	Principal amount of proposed Loan
2.	Borrowing Date of proposed Loan
3.	Vehicle Identification Number (VIN)
4.	Summary of Vehicles being financed (including, for Program Vehicles subject to the GM Repurchase Program, the Designated Period for such Program Vehicles)
5.	Program or Non-Program Vehicles
6.	Capitalized Cost (New Vehicles)

EXHIBIT B-2
TO THE LOAN
AGREEMENT

FORM OF LOAN REQUEST RESPONSE

AESOP Leasing L.P.
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005

Attention: Benjamin B. Abedine

_________________, 20__

Re: Loan Request Dated            , 20

Ladies and Gentlemen:

This Loan Request Response is delivered to you pursuant to Section 4.1 of that certain Second Amended and Restated AESOP I Operating Lease Loan Agreement, dated as of June 3, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), among AESOP Leasing L.P., a Delaware limited partnership (“AESOP Leasing”), PV Holding Corp. and Quartx Fleet Management, Inc., as Permitted Nominees of AESOP Leasing, and Cendant Rental Car Funding (AESOP) LLC, a Delaware limited liability company (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings assigned to such terms in the Loan Agreement.

Reference is hereby made to the Loan Request delivered to us today by AESOP Leasing (the “Loan Request”). The applicable rate of Loan Interest on each Loan requested in the Loan Request is      %; provided, however, if the Lender’s Carrying Cost Interest Rate for the Related Month is higher than the rate of Loan Interest specified herein, the Loan Interest payable on such Loans shall be determined using the higher rate.

Very truly yours,

CENDANT RENTAL CAR FUNDING (AESOP) LLC

By

Name:
Title:

EXHIBIT C
TO THE LOAN
AGREEMENT

FORM OF PAYMENT
DEFICIT NOTICE

The Bank of New York
c/o BNY Midwest Trust Company
2 North La Salle Street
10th Floor
Chicago, Illinois 60602

Attn: Indenture Trust Administration

[Related Enhancement Provider]
[Address]

[_____________________], 20__

Ladies and Gentlemen:

This Payment Deficit Notice is delivered to you pursuant to Section 6.4 of the Second Amended and Restated AESOP I Operating Lease Loan Agreement, dated as of June 3, 2004 (as amended or modified from time to time, the “Loan Agreement”) among Cendant Rental Car Funding (AESOP) LLC, a Delaware limited liability company, as Lender, PV Holding Corp. and Quartx Fleet Management, Inc., as Permitted Nominees of the Borrower, and AESOP Leasing L.P. (“AESOP Leasing”), a Delaware limited partnership, as Borrower. Terms used herein have the meanings provided in the Loan Agreement.

AESOP Leasing hereby notifies the Trustee and [Related Enhancement Provider] that [a Lease Payment Deficit did not exist on                   , 20   ] [there was a Lease Payment Deficit on                   , 20    as follows:

Series	__________:	$

Series	__________:	$

AESOP LEASING L.P.

By:

Name:
Title:

SCHEDULE 8.11

Legal Names; Records Locations; Jurisdiction of Organization

Legal Name	Records Location	Jurisdiction of Organization

AESOP Leasing L.P.	c/o Lord Securities	Delaware
Corporation
48 Wall Street
New York, NY 10005

Quartx Fleet	c/o Lord Securities	Delaware
Management, Inc.	Corporation
48 Wall Street
New York, NY 10005

PV Holding Corp.	c/o Lord Securities	Delaware
Corporation
48 Wall Street
New York, NY 10005